Exhibit 99.1

Ultratech Announces First Quarter 2016 Results

Results driven by positive momentum across all major product lines

SAN JOSE, Calif.--(BUSINESS WIRE)--April 21, 2016--Ultratech, Inc. (NASDAQ:UTEK) a leading supplier of lithography, laser-processing and inspection systems used to manufacture semiconductor devices and high-brightness LEDs (HB-LEDs), today announced unaudited results for the three-month period ended April 2, 2016.

For the first quarter of fiscal 2016, Ultratech reported net sales of $45.2 million as compared to $41.9 million during the first quarter of fiscal 2015.

On a GAAP basis, Ultratech's net loss for the first quarter of fiscal 2016 was $1.2 million, or $(0.04) per share, as compared to net loss of $1.7 million, or $(0.06) per share, for the same quarter last year.

On a non-GAAP basis, Ultratech's net income for the first quarter of fiscal 2016 was $2.7 million, or $0.10 per share, as compared to net income of $2.9 million, or $0.11 per share, for the same quarter last year.

Arthur W. Zafiropoulo, Chairman and Chief Executive Officer, stated, “Our first quarter results demonstrate the broad applicability of our major product lines, laser spike annealing, advanced packaging, and inspection, for multiple applications. Our revenue and bookings momentum in the quarter provide a strong foundation for the remainder of fiscal 2016, particularly driven by LSA and the second wave of demand for 28nm production coming from Asian foundries.”

At April 2, 2016, Ultratech had $241.6 million in cash, cash equivalents and short-term investments. Working capital was $318.1 million and stockholders' equity was $12.85 per share based on 26,709,639 total shares outstanding as of April 2, 2016.

First Quarter 2016 Business Highlights

  In March and April, Ultratech continued to supply LSA101 systems to major foundries for 28nm production, with two announcements of follow-on orders.
  During the first quarter, Ultratech announced two Superfast 4G+ orders: one from a leading memory manufacturer in Asia to be used for high-volume production of advanced 3D NAND flash memory chips and another from a major leading foundry for the development of 3D inspection and process control of its leading-edge FinFET processes.
  In February, Ultratech announced that it had received a multiple system order from a leading outsourced semiconductor assembly and test (OSAT) company for its AP300E lithography systems to be utilized for various advanced packaging applications including copper pillar, wafer-level packaging (WLP) and emerging technologies including fan-out WLP and silicon interposers to support growth driven by mobile devices.
  Also in February, Ultratech announced the promotion of two of its executives, Tammy D. Landon, Senior Vice President of Operations, and Dave Ghosh, Senior Vice President, Global Sales and Service, to executive officers, as an example of the company's ongoing leadership succession process and efforts to cultivate top industry talent at Ultratech.

Conference Call Information

The conference call will be broadcast live over the Internet beginning at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time today. To listen to the call, dial 800-344-6698 (toll free) or 785-830-7979 (international) 10 minutes prior to the start time. The passcode is 7034251. A live webcast will also be available on the Investor Relations section of Ultratech’s website at http://ir.ultratech.com. A replay of the call will be available at the same location or by dialing 888-203-1112 and entering access code 7034251.

Non-GAAP Financial Measures

Ultratech prepares its financial statements in accordance with generally accepted accounting principles (GAAP) for the United States and supplements its GAAP financial results by providing non-GAAP measures to evaluate the operating performance of the company. Ultratech’s presentation of non-GAAP net income is defined as GAAP net income excluding the impact of share-based compensation, restructuring, amortization of purchased intangible assets and non-recurring legal expenses. Management believes the presentation of this non-GAAP measure provides useful information to both management and investors by enhancing the overall understanding of Ultratech’s core operating performance and enabling the comparison of Ultratech’s results of operations to its historical results operations as well as to the results of operations of its competitors. Ultratech believes excluding share-based compensation enhances the ability of management and investors to evaluate its performance without reference to this expense and to provide an alternate measure for comparing Ultratech’s performance historically and to its competitors. Further, management believes presenting a non-GAAP financial measure that excludes restructuring, amortization of purchased intangible assets and non-recurring legal expenses provides management and investors an alternate measure to evaluate Ultratech’s performance without reference to charges that it does not believe are reflective of its core operating performance or ongoing operations. A description of the non-GAAP calculations and a reconciliation to comparable GAAP financial measures are provided in the accompanying table entitled “Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss).” Readers are reminded that non-GAAP information is merely a supplement to, and not a replacement for, GAAP financial measures.

Safe Harbor

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can generally be identified by words such as “anticipates,” “expects,” “may,” “remains,” “thinks,” “intends,” “believes,” “estimates,” “provides,” “demonstrates,” and similar expressions and include management's current expectation of its longer term prospects for success. These forward-looking statements are based on our current expectations, estimates, assumptions and projections about our business and industry, and the markets and customers we serve, and they are subject to numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Such risks and uncertainties include the timing and possible delays, deferrals and cancellations of orders by customers; quarterly revenue fluctuations; industry and sector cyclicality, instability and unpredictability; market demand for consumer devices utilizing semiconductors produced by our clients; our ability to manage costs; new product introductions, market acceptance of new products and enhanced versions of our existing products; reliability and technical acceptance of our products; our lengthy sales cycles, and the timing of system installations and acceptances; lengthy and costly development cycles for laser-processing and lithography technologies and applications; competition and consolidation in the markets we serve; improvements, including in cost and technical features, of competitors' products; rapid technological change; pricing pressures and product discounts; our ability to collect receivables; customer and product concentration and lack of product revenue diversification; inventory obsolescence; general economic, financial market and political conditions and other factors outside of our control; domestic and international tax policies; acquisitions, cybersecurity threats in the United States and globally that could impact our industry, customers, and technologies; and other factors described in our SEC reports including our Annual Report on Form 10-K filed for the year ended December 31, 2015. Due to these and other factors, the statements, historical results and percentage relationships set forth herein are not necessarily indicative of the results of operations for any future period. We undertake no obligation to revise or update any forward-looking statements to reflect any event or circumstance that may arise after the date of this release.

About Ultratech: Ultratech, Inc. (NASDAQ:UTEK) designs, builds and markets manufacturing systems for the global technology industry. Founded in 1979, Ultratech serves three core markets: front-end semiconductor, back-end semiconductor, and nanotechnology. The company is the leading supplier of lithography products for bump packaging of integrated circuits and high-brightness LEDs. Ultratech is also the market leader and pioneer of laser spike anneal technology for the production of advanced semiconductor devices. In addition the company offers solutions leveraging its proprietary coherent gradient sensing (CGS) technology to the semiconductor wafer inspection market, and provides atomic layer deposition (ALD) tools to leading research organizations, including academic and industrial institutions. Visit Ultratech online at: www.ultratech.com.

(UTEKF)

ULTRATECH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended
	Apr 2,	Apr 4,
(In thousands, except per share amounts)	2016	2015
Total net sales*	$45,210	$41,886
Cost of sales:
Cost of products sold	24,179	19,605
Cost of services	2,864	3,249
Total cost of sales	27,043	22,854
Gross profit	18,167	19,032
Operating expenses:
Research, development and engineering	8,235	8,424
Selling, general, and administrative	11,314	12,043
Operating loss	(1,382)	(1,435)
Interest expense	(18)	(31)
Interest and other (expense) income, net	173	139
Loss before income taxes	(1,227)	(1,327)
Provision (benefit) for income taxes	(73)	360

Net loss	$(1,154)	$(1,687)

Earnings per share - basic:
Net loss	$(0.04)	$(0.06)
Number of shares used in per share calculations - basic	26,798	27,733
Earnings per share - diluted:
Net loss	$(0.04)	$(0.06)
Number of shares used in per share calculations - diluted	26,798	27,733

* Systems sales	$38,492	$32,189
Parts sales	3,766	5,832
Service sales	2,752	3,765
License sales	200	100
Total sales	$45,210	$41,886

ULTRATECH, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)
(UNAUDITED)

	Three Months Ended
	Apr 2,	Apr 4,
(In thousands, except per share amounts)	2016	2015
GAAP net loss	($1,154)	($1,687)
Share-based compensation	3,449	4,184
Amortization of purchased intangible assets	418	428
Non-GAAP net income	$2,713	$2,925
Earnings per share - diluted:
As reported	($0.04)	($0.06)
Add back: per share impact of Non-GAAP adjustments	$0.14	$0.17
Non-GAAP per share income	$0.10	$0.11

ULTRATECH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	Apr 2,	Dec 31,
(In thousands )	2016	2015*
ASSETS	(Unaudited)

Current assets:
Cash, cash equivalents and short-term investments	$241,643	$251,901
Accounts receivable	50,743	28,108
Inventories, net	60,976	65,398
Prepaid expenses and other current assets	3,196	3,862
Total current assets	356,558	349,269

Equipment and leasehold improvements, net	15,988	17,280
Intangibles assets, net	11,870	12,288
Other assets	10,300	10,359

Total assets	$394,716	$389,196

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable	$5,120	$5,120
Accounts payable	13,021	12,080
Deferred product and service income	6,150	4,499
Other current liabilities	14,175	12,146
Total current liabilities	38,466	33,845

Other liabilities	13,110	13,474

Stockholders' equity	343,140	341,877

Total liabilities and stockholders' equity	$394,716	$389,196

* The balance sheet as of December 31, 2015 has been derived from the audited financial statements as of that date.

CONTACT:
Ultratech, Inc.
Company Contact:
Bruce R. Wright, 408-321-8835
Senior Vice President and CFO
or
Investor Relations Contact:
The Blueshirt Group
Suzanne Schmidt, 415-217-4962
suzanne@blueshirtgroup.com
Melanie Solomon, 415-217-4964
melanie@blueshirtgroup.com